AMENDMENT TO THE DECLARATION OF TRUST

                                OF

                 PIONEER INTERNATIONAL GROWTH FUND



         The undersigned, being at least a majority of the Trustees of Pioneer International Growth Fund, a Massachusetts business trust, acting pursuant to
Section 8.3 of the Declaration of Trust dated October 26, 1992 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective on July 30, 2001:

         The definition of "Name" in Section 1 of the Declaration is hereby deleted and replaced with the following:

         Section 1. Name: The name of the Trust created by this Declaration of Trust is "Pioneer International Value Fund."



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         IN WITNESS WHEREOF, the undersigned being all of the Trustees of the
Trust have executed this instrument as of the date written above.

/s/ Mary K. Bush___________________________
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Mary K. Bush, as Trustee and not individually

/s/ John F. Cogan, Jr.________________________
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John F. Cogan, Jr., as Trustee and not individually

/s/ Richard H. Egdahl________________________
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Richard H. Egdhal, as Trustee and not individually

/s/ Margaret B.W. Graham____________________
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Margaret B.W. Graham, as Trustee and not individually

/s/ Marguerite A. Piret_______________________
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Marguerite A. Piret, as Trustee and not individually

/s/ David D. Tripple_________________________
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David D. Tripple, as Trustee and not individually

/s/ Stephen K. West____________________________
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Stephen K. West, as Trustee and not individually

/s/ John Winthrop_____________________________
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John Wintrhop, as Trustee and not individually